UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 25, 2009

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600 Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, Career Education Corporation (the “Company”) filed its definitive Notice and Proxy Statement dated March 25, 2009, with the Securities and Exchange Commission. Mr. Thomas G. Budlong, the Company’s Senior Vice President and Chief Administrative Officer, is designated as a ‘named executive officer’ in that Proxy Statement; as a result, the Company is filing the Letter Agreement between the Company and Mr. Budlong dated August 16, 2007 relating to his employment.

Effective August 21, 2007, Mr. Budlong was appointed as the Company’s Senior Vice President, Organization Effectiveness and Administration. His employment letter agreement provided for an initial annual base salary of $325,000, a $100,000 signing bonus payable in two installments, and an annual target cash bonus percentage of 40% of his base salary earnings. The agreement also provided for a special one-time grant of 35,000 options vesting in four equal installments on the first four anniversaries of the grant date and 17,000 shares of restricted stock, of which 7,000 vested on the first anniversary of the grant date and the remaining 10,000 shares will vest three years from the grant date.

The agreement also provided that if Mr. Budlong’s employment is terminated without cause, or if he voluntarily resigns for good reason (as defined in the agreement), he is eligible to receive severance benefits under the Company’s severance plan.

Attached hereto as Exhibit 10.1 is the Letter Agreement between the Company and Mr. Budlong dated August 16, 2007.

Item 9.01.	Financial Statements and Exhibits.

(a) None.

(b) None.

(c) None.

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1	Letter Agreement by and between Career Education Corporation and Thomas G. Budlong dated August 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: March 26, 2009

Exhibit Index

Exhibit Number	Description of Exhibits
10.1	Letter Agreement by and between Career Education Corporation and Thomas G. Budlong dated August 16, 2007.